EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our Auditors’ report, dated March 25, 2011, accompanying the audited consolidated financial statements for the years ended December 31, 2010 and 2009 of Flexible Solutions International Inc. We hereby consent to the use of the aforementioned report in the Form 10-K for corporate filing with the Securities and Exchange Commission.

Chartered Accountants

Burnaby, BC, Canada
March 30, 2011

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS
2300 – 1055 DUNSMUIR STREET VANCOUVER, BC V7X 1J1
PH. (604) 685-8408 FAX (604) 685-8594 www.mnp.ca